UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park
Greenwich, Connecticut	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Accounts Receivable Facility

Effective September 24, 2012, United Rentals, Inc. (the “Company”) and United Rentals Receivables LLC II (the “SPV”) entered into (i) a Third Amended and Restated Purchase and Contribution Agreement between United Rentals (North America), Inc. (“URNA” or the “Originator”), the Company and the SPV; and (ii) a Third Amended and Restated Receivables Purchase Agreement between the SPV, as Seller, the Company, as Collection Agent, Liberty Street Funding LLC (“Liberty”), Market Street Funding LLC (“Market Street”) and Gotham Funding Corporation (“Gotham”), as Purchasers, The Bank of Nova Scotia (“Scotia”), as a bank, as purchaser agent for Liberty and as administrative agent, PNC Bank, National Association (“PNC”), as a bank and as purchaser agent for Market Street, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU” and together with Scotia and PNC, the “Banks”), as a bank and as purchaser agent for Gotham (collectively, the “Amended and Restated Agreements”). The Amended and Restated Agreements replace the comparable agreements that initially established an accounts receivable securitization facility in May 2005, which were amended and restated as of December 22, 2008 and further amended and restated as of September 28, 2011.

Immediately prior to the execution of the Amended and Restated Agreements, the SPV entered into an assignment and acceptance agreement (the “Assignment and Acceptance”) with Scotia, Credit Agricole Corporate and Investment Bank (“Credit Agricole”), PNC, BTMU, Liberty, Atlantic Asset Securitization LLC (“Atlantic”), Market Street and Gotham relating to the Second Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2011 (as amended or modified from time to time, the “Existing Receivables Purchase Agreement”), between the SPV, as Seller, the Company, as Collection Agent, Atlantic, Liberty and Market Street, as Purchasers, Credit Agricole, as a bank, as purchaser agent for Atlantic and as administrative agent, Scotia, as a bank and as purchaser agent for Liberty, and PNC, as a bank and as purchaser agent for Market Street. Under the terms of the Assignment and Acceptance, Credit Agricole and Atlantic assigned the entirety of their respective rights and obligations under the Existing Receivables Purchase Agreement to BTMU and Gotham, respectively, and as a result, Credit Agricole withdrew from the facility. In addition, Credit Agricole assigned to Scotia its rights and obligations under the Existing Receivables Purchase Agreement and the other related documents as administrative agent.

Under the Amended and Restated Agreements, the amended facility expires on September 23, 2013 and may be extended on a 364 day basis by mutual agreement of the Company and the purchasers under the facility. It provides for, among other things, an increase in the facility size from $300 to $475 million and certain other adjustments to the financial terms. Advances under the amended facility will continue to be reflected as debt on our condensed consolidated balance sheets and receivables in the collateral pool will be reflected as assets on our consolidated balance sheets.

Pursuant to the terms of the amended facility, advances are permitted only to the extent that the face amount of the eligible receivables in the collateral pool exceeds the outstanding loans by a specified amount. The amended facility is structured so that the receivables in the collateral pool are the lenders’ only source of repayment. Upon early termination of the facility, no new amounts will be advanced under the facility and collections on the receivables securing the facility will be used to repay the outstanding advances. The amended facility is subject to standard termination events including, without limitation, a change of control of the Company or URNA, a failure to make payments, a failure to comply with standard default, delinquency, dilution and days sales outstanding covenants, or breach of certain financial ratio covenants under our credit facility.

The foregoing summary is qualified in its entirety by reference to the full texts of the Amended and Restated Agreements. In connection with executing the Amended and Restated Agreements, the Company also separately amended and restated its performance undertaking previously given in May 2005, in connection with the initial establishment of the securitization facility, and confirmed in December 2008, September 2011 and April 2012, in connection with subsequent amendments and restatements of the securitization facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the first paragraph of Item 1.01 of this Report under the heading entitled “Amended and Restated Accounts Receivable Facility” is incorporated by reference under this Item.

Item 9.01. Financial Statements and Exhibits.

10.1	Third Amended and Restated Purchase and Contribution Agreement, dated as of September 24, 2012, by and among United Rentals Receivables LLC II, United Rentals, Inc. and United Rentals (North America), Inc. (without annexes).

10.2	Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, by and among The Bank of Nova Scotia, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Liberty Street Funding LLC, Market Street Funding LLC, Gotham Funding Corporation, United Rentals Receivables LLC II and United Rentals, Inc. (without annexes).

10.3	Amended and Restated Performance Undertaking, dated as of September 24, 2012, executed by United Rentals, Inc. in favor of United Rentals Receivables LLC II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen
Title: Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Purchase and Contribution Agreement, dated as of September 24, 2012, by and among United Rentals Receivables LLC II, United Rentals, Inc. and United Rentals (North America), Inc. (without annexes).

10.2	Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, by and among The Bank of Nova Scotia, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Liberty Street Funding LLC, Market Street Funding LLC, Gotham Funding Corporation, United Rentals Receivables LLC II and United Rentals, Inc. (without annexes).

10.3	Amended and Restated Performance Undertaking, dated as of September 24, 2012, executed by United Rentals, Inc. in favor of United Rentals Receivables LLC II.